Exhibit 99.3

ENVIRO TECHNOLOGIES US, INC.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the acquisition of Banner Midstream Corp. (“BM”) on September 7, 2022 by Enviro Technologies US, Inc. (“Enviro” and the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

On August 23, 2022 Ecoark Holdings, Inc., a Nevada corporation (“Ecoark”) and BM entered into a Share Exchange Agreement (the “Agreement”) with the Company. The Agreement provides that, upon the terms and subject to the conditions set forth therein, Ecoark shall acquire 12,996,958 shares of the Company’s common stock in exchange for all of the capital stock of BM owned by Ecoark, which represents 100% of the issued and outstanding shares of the Company (the “Exchange”). Upon closing of the Agreement, Banner will continue as a wholly-owned subsidiary of the Company. On September 7, 2022, the Exchange was completed, and the Banner was merged into the Company via a reverse merger. As a result, the historical financial information is that of Banner.

This transaction is being accounted for as a reverse acquisition. No cash was paid relating to the acquisition. As the acquisition of BM resulted in the owners of BM gaining control over the combined entity after the transaction, and the shareholders of the Company continuing only as passive investors, the transaction was not considered a business combination under the ASC. Instead, this transaction was considered to be a capital transaction of the legal acquiree (BM) and was equivalent to the issuance of shares by BM for the net monetary assets of the Company accompanied by a recapitalization.

The Company effective September 22, 2022 changed their fiscal year to March 31 from December 31 as March 31 was the year end for BM. The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2021 of the Company, and year ended March 31, 2022 for WR as well as the six months ended June 30, 2022 for the Company and three months ended June 30, 2022 for BM gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at June 30, 2022 assumes the effects of the above as if this transaction had occurred as of January 1, 2022 for the Company and April 1, 2022 for BM.

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with, the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021, and the audited financial statements of BM reflected herein.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results. We refer you to the above referenced financial statements for additional disclosure regarding these acquisitions.

ENVIRO TECHNOLOGIES US, INC.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The acquisition of BM is being accounted for as a reverse merger.

NOTE B – ADJUSTMENTS

(1)	To record the acquisition of BM which includes the reclassification of the amount due to Ecoark Holdings and elimination of goodwill.

(2)	To reclassify to discontinued operations the activity related to Florida Precision Aerospace, Inc. as Management determined to sell this entity were in September 2022.

NOTE C – PRO FORMA WEIGHTED AVERAGES SHARES OUTSTANDING

Pro forma shares outstanding assuming the transaction occurred as of March 31, 2022 / December 31, 2021:

Enviro Weighted Average Shares Outstanding	4,951,824
Pro forma adjustments – Shares issued to BM	12,996,958
Pro forma shares outstanding	17,948,782

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2022

		Banner Midstream	Other Transaction	Other Transaction
	Historical	Corp.	Adjustments	Adjustments	Pro Forma
ASSETS			(1)	(2)

CURRENT ASSETS
Cash	$4,236	$31,335	$-	$-	$35,571
Accounts receivable	5,008	105,983	-	-	110,991
Prepaid expenses and other current assets	670	1,873,895	-	-	1,874,565
Inventory	116,200	-	-	-	116,200
Total current assets	126,114	2,011,213	-	-	2,137,327

NON-CURRENT ASSETS

Property and equipment, net	6,913	928,128	-	-	935,041
Intangible assets, net	-	1,652,088	-	-	1,652,088
Other assets	10,143	-	-	-	10,143
Right of use asset - operating leases	128,755	48,860			177,615
Right of use asset - financing leases	-	264,535	-	-	264,535
Goodwill	-	4,900,873	(4,900,873)	-	-
Total non-current assets	145,811	7,794,484	(4,900,873)	-	3,039,422

TOTAL ASSETS	$271,925	$9,805,697	$(4,900,873)	$-	$5,176,749

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$396,338	$2,894,247	$-	$-	3,290,585
Current portion of lease liability - operating leases	52,715	33,736	-	-	86,451
Current portion of lease liability - financing leases	-	141,934	-	-	141,934
Current portion of long-term debt	-	192,119	-	-	192,119
Accrued expenses - related party	903,565	-	-	-	903,565
Loans payable, current portion	114,855	-	-	-	114,855
Loans payable - related party	104,500	-	-	-	104,500
Due to Ecoark Holdings, Inc.	-	9,170,029	(9,170,029)	-	-
Total current liabilities	1,571,973	12,432,065	(9,170,029)	-	4,834,009

NON-CURRENT LIABILITIES
Lease liability - financing leases, net of current portion		117,236			117,236
Lease liability - operating leases, net of current portion	76,040	16,839	-	-	92,879
Loans payable, net of current portion	147,116	-	-	-	147,116
Long-term debt, net of current portion	-	11,629	-	-	11,629
	223,156	145,704	-	-	368,860

Total liabilities	1,795,129	12,577,769	(9,170,029)	-	5,202,869

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock	-	-	-	-	-
Common stock	5,571	557	12,439	-	18,567
Additional paid-in capital	15,390,553	1,622,915	(12,662,611)	-	4,350,857
			-
Accumulated deficit	(16,919,328)	(4,395,544)	16,919,328	-	(4,395,544)
Total stockholders’ equity (deficit)	(1,523,204)	(2,772,072)	4,269,156	-	(26,120)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$271,925	$9,805,697	$(4,900,873)	$-	$5,176,749

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021 FOR ENVIRO TECHNOLOGIES US, INC. (AND MARCH 31, 2022 FOR BANNER MIDSTREAM CORP.)

		Banner Midstream	Other Transaction
	Historical	Corp.	Adjustments	Pro Forma
			(2)

Revenues	$107,315	$18,750,053	$-	$18,857,368
Cost of revenues	38,527	13,447,203		13,485,730
Gross profit (loss)	68,788	5,302,850	-	5,371,638

Salaries and salaries related costs	451,183	2,494,942		2,946,125
Professional and consulting fees	144,022	309,825	-	453,847
Selling, general and administrative costs	240,523	7,471,525	-	7,712,048
Depreciation and amortization	-	783,324	-	783,324
Total operating expenses	835,728	11,059,616	-	11,895,344

Loss from operations before other income (expenses)	(766,940)	(5,756,766)	-	(6,523,706)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liability on Ecoark	-	10,975,737	-	10,975,737
Loss on disposal of fixed assets	(15,011)	(6,770)	-	(21,781)
Other income	82,572	-	-	82,572
Interest expense, net of interest income	(14,913)	(321,159)	-	(336,072)
Total other income (expense)	52,648	10,647,808		10,700,456

INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(714,292)	4,891,042	-	4,176,750
Provision for income taxes	-	85,000	-	85,000

NET INCOME (LOSS)	(714,292)	4,806,042	-	4,091,7500

Net loss attributable to non-controlling interest	-	-	-	-

NET INCOME (LOSS) TO CONTROLLING INTEREST	$(714,292)	$4,806,042	$-	$4,091,750

NET EARNINGS (LOSS) PER SHARE

Basic and Diluted earnings (loss) per share:	$(0.14)	$0.86		$0.23

WEIGHTED AVERAGE SHARES OUTSTANDING	4,951,824	5,565,976		17,948,782

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 FOR ENVIRO TECHNOLOGIES US, INC. (AND THREE MONTHS ENDED JUNE 30, 2022 FOR BANNER MIDSTREAM CORP.)

		Banner Midstream	Other Transaction
	Historical	Corp.	Adjustments	Pro Forma
			(2)

Revenues	$59,330	$5,418,655	$-	$5,477,985
Cost of revenues	39,691	4,512,249	-	4,551,940
Gross profit (loss)	19,639	906,406	-	926,045

Salaries and salaries related costs	163,915	263,321		427,236
Professional and consulting fees	59,223	-	-	59,223
Selling, general and administrative costs	74,915	1,209,725	-	1,284,640
Depreciation and amortization	-	112,829	-	112,829
Total operating expenses	298,053	1,585,875	-	1,883,928

Loss from operations before other income (expenses)	(278,414)	(679,469)	-	(957,883)

OTHER INCOME (EXPENSE)
Other income	2,948	-	-	2,948
Loss on disposal of fixed assets	-	(950,024)	-	(950,024)
Interest expense, net of interest income	(7,341)	(7,278)	-	(14,619)
Total other income (expense)	(4,393)	(957,302)		(961,695)

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(282,807)	(1,636,771)	-	(1,919,578)
Provision for income taxes	-	-	-	-

NET LOSS	(282,807)	(1,636,771)	-	(1,919,578)

Net loss attributable to non-controlling interest	-	-	-	-

NET LOSS TO CONTROLLING INTEREST	$(282,807)	$(1,636,771)	$-	$(1,919,578)

NET EARNINGS (LOSS) PER SHARE

Basic and Diluted earnings (loss) per share:	$(0.05)	$(0.29)		$(0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING	5,570,125	5,565,976		18,567,083